FIRST AMENDMENT TO NOTE

This FIRST AMENDMENT TO NOTE (the “Amendment”) is dated effective as of February  , 2007, by and between TechnoConcepts, Inc. (the “Company”) and undersigned Note Holder (the “Holder”) of the Promissory Note of the Company (the “Note”) pursuant to the Note Purchase Agreement between the parties, dated      (the “Agreement”).

Capitalized terms used in this Amendment have the meanings given such terms in the Note and the Holder’s Agreement, as amended hereby, except as provided otherwise herein.

The Company has requested that the Holder’s Note be amended as set forth below. In consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

1.  Amendment. The Holder’s Agreement is hereby amended as follows:

(a)   Section 1 is hereby amended in part in that the Maturity Date shall be July 31, 2007.

(b)   Section 2(a) is hereby amended in part in that, effective as of the date of this Amendment, the outstanding principal shall bear interest at the rate of nine (9%) percent per annum.

2.  Miscellaneous.

(a)  The Holder understands that by executing this Amendment it is giving up the right to be able to receive payment on demand until July 31, 2007.

(b)  This Amendment may be executed on separate counterparts by the parties hereto, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same agreement. Electronically transmitted facsimile signatures shall be deemed valid as originals.

(c)  This Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and be governed by the laws of the State of New York (without giving effect to the conflict of law principles thereof).

(d)  The headings of the several sections of this Amendment are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Amendment.

(e)  This Amendment embodies the entire agreement and understanding among the parties relating to the first amendment to the Note and supersedes all prior proposals, negotiation, agreements and understandings relating to such subject matter.

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IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as a sealed instrument as of the date first above written.

THE COMPANY:

TECHNOCONCEPTS, INC.

By:
Antonio Turgeon, CEO

THE NOTE HOLDER:

By:
Name: Title:

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